SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                   Form 8-K

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               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported)    March 1, 1999


                        CADMUS COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)




         Virginia                       0-12954                54-1274108
(State or other jurisdiction of        (Commission         (I.R.S. Employer
 incorporation or organization)        File Number)       Identification Number)



6620 West Broad Street, Suite 240, Richmond, Virginia                 23230
     (Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code              (804) 287-5680
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Item 2.  Acquisition or Disposition of Assets

On March 1, 1999, Cadmus Communications Corporation ("Cadmus" or the "Company") consummated the sale of certain assets and liabilities related to the Company's Financial Communications ("CFC") division to R. R. Donnelley & Sons Company (the "Purchaser"). The sale was pursuant to the terms of an Asset Purchase Agreement dated February 20, 1999, (the "Agreement"), by and among Washburn Graphics, Inc., Washburn of New York, Inc., Cadmus Communications Corporation, and the Purchaser. A copy of the Agreement is filed as Exhibit 2 hereto and incorporated herein by reference. Washburn Graphics, Inc. and Washburn of New York, Inc. are wholly-owned subsidiaries of Cadmus.

Pursuant to the Agreement, the Company sold certain of the assets and was relieved of certain of the liabilities which were employed by the Company in operating the CFC division. The assets sold included certain receivables, inventory, and machinery and equipment which were specific to CFC's business of marketing, selling and distribution of financial printing services, mutual fund printing services, shareholder communications printing services, and activities related thereto.

The initial purchase price for the assets and assumption of the liabilities was $35 million in cash. The purchase price was established through arms-length negotiations among the parties. The funds received in the sale will be used to pay down debt.





Item 7.  Financial Statements and Exhibits.

(b)   Pro forma financial statements of Cadmus Communications Corporation

          The required pro forma financial statements of Cadmus Communications Corporation are not included in this report but will be filed by amendment within 60 days of the due date of this report.

(c)   Exhibits

          Index of Exhibits

            Exhibit 2. Asset Purchase Agreement dated February 20, 1999, by and among Washburn Graphics, Inc., Washburn of New York, Inc., Cadmus Communications Corporation, and R. R. Donnelley & Sons Company - The schedules and exhibits to this Agreement are omitted in accordance with the instructions to Item 601 (b) (2) of Regulation S-K. A listing of such schedules and exhibits is found in the Agreement and Cadmus hereby undertakes to supply the Securities and Exchange Commission supplementally with a copy of any such exhibits upon request.

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                  Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on March 12, 1999.


                          CADMUS COMMUNICATIONS CORPORATION


                          By:   /s/ C. Stephenson Gillispie, Jr.
                                ----------------------------------
                                C. Stephenson Gillispie, Jr.
                                Chairman, President, and Chief Executive Officer






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                                  Exhibit Index


      Exhibit


      2. Asset Purchase Agreement dated as of February 20, 1999, by and among Washburn Graphics, Inc., Washburn of New York, Inc., Cadmus Communications Corporation, and R. R. Donnelley & Sons Company.



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